PRICING SUPPLEMENT NO. 3 DATED SEPTEMBER 17, 1998           RULE 424(b)(2)
   (TO PROSPECTUS DATED JUNE 9, 1997 AND                    FILE NO. 33-64225
   PROSPECTUS SUPPLEMENT DATED JUNE 9, 1997)
                                      NEWELL CO.
                             MEDIUM-TERM NOTES, SERIES A
                                     $100,000,000
                                  5.70%SENIOR NOTES
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   Trade Date:                           September 16, 1998

   Original Issue Date:                  September 21, 1998

   Principal Amount:                     $100,000,000

   Initial Price to Public:              100% of Principal Amount, plus accrued
                                         interest, if any, from and including
                                         September 21, 1998

   Interest Rate:                        5.70%

   Interest Payment Dates:               January 1 and July 1 of each year,
                                         commencing
                                         January 1, 1999

   Maturity Date:                        September 22, 2003


   Discount to Agent
   (as percentage of principal amount):  .50%

   Net Proceeds to Company
   (as percentage of principal amount):  99.50%

   As of the date hereof, $425,000,000 in aggregate principal amount of Medium-Term Notes, Series A, of the Company have been sold (including the Notes to which this Pricing Supplement relates).
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   Form:     /X/ Book-Entry   /__/ Certificated
   Original Issue Discount Note: /__/ Yes /X/ No
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   Agent:    Morgan Stanley Dean Witter



   Agent is acting in the capacity as indicated below:
        /__/ Agent     /X/ Principal

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                              MORGAN STANLEY DEAN WITTER